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                                                                 Exhibit 4.15(b)

Series C Lessor Note for Morgantown OL2

Series C Lessor Note for Morgantown OL3

Series C Lessor Note for Morgantown OL4

Series C Lessor Note for Morgantown OL5

Series C Lessor Note for Morgantown OL6

Series C Lessor Note for Morgantown OL7